UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2007

STEAKHOUSE PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23739	94-3248672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10200 Willow Creek Road San Diego, California	92131
(Address of Principal Executive Offices)	(Zip Code)

(858) 689-2333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 6, 2007, Scott Avila resigned as a member of the Board of Directors of Steakhouse Partners, Inc. (the “Company”), effective immediately. There were no disagreements between Mr. Avila and the Company’s management on any matter related to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEAKHOUSE PARTNERS, INC.

Date: April 9, 2007	/s/ A. Stone Douglass
A. Stone Douglass
President & Chief Executive Officer